UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2004

MEMORY PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-50642	04-3363475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Philips Parkway
Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 802-7100

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

Item 1.02 Termination of a Material Definitive Agreement

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     Memory Pharmaceuticals Corp. (the “Registrant”) issued a press release today announcing that Dennis M. Keane, its Chief Financial Officer, has resigned effective December 24, 2004. A copy of the press release that includes this announcement is attached hereto as Exhibit 99.1.

     The Registrant has entered into a Consulting Agreement, dated as of December 14, 2004 and effective as of December 24, 2004, with Mr. Keane, pursuant to which he will serve as a consultant to the Registrant through February 15, 2005 to support the transition of his responsibilities and the Registrant’s audit for the fiscal year ending December 31, 2004. Mr. Keane will be paid at an hourly rate of $113.00 for his services and will, subject to his other personal and business commitments, be available to the Registrant, for at least sixteen (16) hours per week. The Registrant may terminate the Consulting Agreement at any time, at its sole discretion, by giving Mr. Keane two (2) days’ prior written notice.

     As a result of his resignation, Mr. Keane’s employment agreement with the Registrant will terminate on December 24, 2004.

     Effective December 24, 2004, Joseph M. Donabauer, the Registrant’s Controller and principal accounting officer, will serve as the Registrant’s principal financial officer until such time as the Registrant names a new Chief Financial Officer.

     Since 2002, Mr. Donabauer, age 42, has served as the Registrant’s Controller and since December 2003, as the Registrant’s principal accounting officer. From 1999-2002, Mr. Donabauer was with Genzyme Biosurgery (formerly Biomatrix Incorporated), where he served in various senior financial management positions, which included serving as the Controller for its New Jersey operations. Mr. Donabauer received his BS in accounting from Pace University in 1984 and is a member of the Institute of Management Accountants.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

10.1 Consulting Agreement, dated as of December 14, 2004, between Dennis M. Keane and the Registrant

99.1 Press Release dated December 14, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORY PHARMACEUTICALS CORP. (Registrant)
Date: December 14, 2004	By:	/s/ Jzaneen Lalani
Jzaneen Lalani
Vice President Legal Affairs

EXHIBIT INDEX

Exhibit Number	Description
10.1	Consulting Agreement, dated as of December 14, 2004, between Dennis M. Keane and the Registrant

99.1	Press Release dated December 14, 2004